Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated June 20, 2014, with respect to the financial statements and supplemental schedule included in the Annual Report of Imation Retirement Investment Plan on Form 11-K for the year ended December 31, 2013. We hereby consent to the incorporation by reference of said report in the Registration Statement of Imation Corp. on Form S-8 (File No. 333-38196).

/s/ Grant Thornton LLP

Minneapolis, Minnesota
June 20, 2014